Exhibit 32.1

SECTION 906 CERTIFICATION

In connection with the Quarterly Report on Form 10-QSB of First Metroplex Capital, Inc. (the “Company”) for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

FIRST METROPLEX CAPITAL, INC.

Dated: August 15, 2005	By: /s/ Patrick G. Adams Patrick G. Adams Chief Executive Officer

Dated: August 15, 2005	By: /s/ Sue Higgs Sue Higgs Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Metroplex Capital, Inc. and will be retained by First Metroplex Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.